UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013 (July 16, 2013)

AmREIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

          On July 16, 2013, AmREIT, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell 3,000,000 shares of the Company’s common stock, par value $0.01 per share, at a purchase price to the public of $18.25 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 450,000 additional shares to cover over-allotments, if any, at the price to the public, less the underwriting discount. The Underwriters exercised the over-allotment option on July 16, 2013. The estimated net proceeds to the Company from the offering were approximately $60.0 million, including the net proceeds from the Underwriters’ exercise of the over-allotment option and after deducting the underwriting discount and other estimated offering costs. The Company intends to use the net proceeds from the offering to repay borrowings outstanding under its unsecured revolving credit facility, to fund all or a portion of the acquisition of the fee simple interest in its Preston Royal East property, to fund a portion of the acquisition of Woodlake Square from its joint venture partner and two of its advised funds, and for general corporate purposes.

          The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The offering closed on July 19, 2013.

          Affiliates of PNC Capital Markets LLC and Capital One Securities, Inc., Underwriters in the offering, are lenders under the Company’s unsecured revolving credit facility. As such, these affiliates will receive their proportionate shares of repayments of any amount outstanding under the Company’s unsecured revolving credit facility out of net proceeds of the offering.

          A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 16, 2013, by and between AmREIT, Inc. and Jefferies LLC, as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: July 19, 2013	By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President, Chief Financial Officer,
Chief Operating Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 16, 2013, by and between AmREIT, Inc. and Jefferies LLC, as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).